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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                                 ------------

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
               Date of Report (Date of Earliest Event Reported):

                               DECEMBER 4,  1998



                                   GEOCITIES
            (Exact Name of Registrant as Specified in its Charter)
                                 ------------

                                   DELAWARE
                        (State or Other Jurisdiction of
                        Incorporation or Organization)

                333-56659                            95-4515867
           (Commission File No.)              (I.R.S. Employer
                                              Identification No.)


                4499 Glencoe Avenue, Marina del Rey, CA  90292
            (Address of Principal Executive Offices)(Zip Code)

                                (310) 827-3700
             (Registrant's Telephone Number, Including Area Code)

             1918 Main Street, Suite 300, Santa Monica, CA  90405
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 4, 1998, GeoCities acquired all of the outstanding shares of Starseed, Inc., known as WebRing ("Starseed" or "WebRing"), a Louisiana corporation (the "Acquisition"). The Acquisition was consummated pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among GeoCities, GeoCities Acquisition Corporation ("Sub"), a Delaware corporation and wholly-owned subsidiary of GeoCities, Starseed and Charles W. Lanusse III, Sage Weil and Eric Turner (collectively, the "Founders"), dated as of November 10, 1998. Under the Merger Agreement, Starseed was merged with and into Sub, and the Sub was the surviving corporation in the merger and will remain a wholly-owned subsidiary of GeoCities. GeoCities issued an aggregate of 760,653 shares of common stock and options to purchase common stock, net of reductions for certain liabilities, and paid $2 million in cash in exchange for all of the outstanding stock and options of Starseed.

     Approximately 128,881 shares of the total number of shares of GeoCities common stock issued to the holders of outstanding shares of Starseed common stock (the "Escrow Shares") were placed in an 18-month escrow account as security for the indemnification obligations set forth in the Merger Agreement. In general, pursuant to the Merger Agreement and the related escrow agreement, GeoCities may recover from the escrow for any loses, expenses, liabilities or other damages due to a breach of any representation, warranty, covenant or agreement of Starseed or any Founder in the Merger Agreement and for certain other enumerated items.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements of Business Acquired

       Pursuant to Item 7 of Form 8-K, the financial information required by
       Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

(b)    Pro Forma Financial Information

       Pursuant to Item 7 of Form 8-K, the financial information required by
       Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

(c)    Exhibits

       2.1 Agreement and Plan of Merger dated as of November 10, 1998 by and among GeoCities, GeoCities Acquisition Corporation, Starseed, Inc., Charley Lanusse III, Sage Weil and Eric Turner.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GEOCITIES

Date:  December 18, 1998            /s/ Stephen L. Hansen
                                    --------------------------------------------
                                    Stephen L. Hansen
                                    Chief Financial Officer and
                                    Chief Operating Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
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2.1       Agreement and Plan of Merger dated as of November 10, 1998 by and among GeoCities, GeoCities Acquisition Corporation, Starseed, Inc., Charley Lanusse III, Sage Weil and Eric Turner.